Exhibit 14.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm name under the caption “Financial Highlights” in the Prospectus/Proxy Statement, included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Financial Highlights” and "Independent Registered Public Accounting Firm” in the Federated GNMA Trust Prospectus and Statement of Additional Information, respectively, dated March 31, 2014, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 54 (File No. 2-75670), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated March 25, 2014, on the financial statements and financial highlights of Federated GNMA Trust, included in the Annual Report to Shareholders for the year ended January 31, 2014, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Financial Highlights” and "Independent Registered Public Accounting Firm” in the Federated Income Trust Prospectus and Statement of Additional Information, respectively, dated March 31, 2014, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 49 (File No. 2-75366), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated March 25, 2014, on the financial statements and financial highlights of Federated Income Trust, included in the Annual Report to Shareholders for the year ended January 31, 2014, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 7, 2014